As filed with the Securities and Exchange Commission on April 15, 2004
Registration No. 333-112964

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2

to
Form S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Semitool, Inc.

(Exact name of registrant as specified in its charter)

Montana	81-0384392
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

SEMITOOL, INC.

655 West Reserve Drive
Kalispell, Montana 59901
(406) 752-2107
(Address, including zip code, and telephone number, including area code, of registrar’s principal executive offices)

Raymon F. Thompson

Chairman, President and Chief Executive Officer
SEMITOOL, INC.
655 West Reserve Drive
Kalispell, Montana 59901
(406) 752-2107
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies of all communications to be sent to:

Justin L. Bastian, Esq.
Jelena McWilliams, Esq.
Morrison & Foerster LLP
755 Page Mill Road
Palo Alto, California 94304
(650) 813-5600

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☑

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

     Pursuant to Rule 429 under the Securities Act of 1933, the prospectus included in this Registration Statement also relates to 500,000 shares of common stock previously registered but not sold under our registration statement on Form S-3 (File No. 333-46348), which became effective on October 5, 2000. The 500,000 shares of common stock registered on the registration statement on Form S-3 (File No. 333-46348) are hereby combined with the 3,500,000 shares of common stock registered pursuant to this Registration Statement to enable the offer and sale of an aggregate of 4,000,000 shares of common stock pursuant to the prospectus included in this Registration Statement. The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file an amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Page

EXPLANATORY NOTE
SIGNATURES	II-2
EXHIBIT INDEX
EXHIBIT 5.1

i

Explanatory Note

      This Amendment No. 2 is being filed solely for the purpose of filing Exhibit 5.1 to the Registration Statement. No changes have been made to the preliminary prospectus constituting Part I of the Registration Statement or Items 14, 15 or 17 of the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.     Exhibits

      The Exhibits are as set forth on the Exhibit Index hereto.

II-1

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kalispell, State of Montana, on April 15, 2004.

SEMITOOL, INC.

By:	/s/ RAYMON F. THOMPSON

Name: Raymon F. Thompson Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature		Title	Date

/s/ RAYMON F. THOMPSON Raymon F. Thompson		Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	April 15, 2004

/s/ LARRY A. VIANO Larry A. Viano		Vice President and Chief Financial Officer (Principal Accounting and Financial Officer)	April 15, 2004

* Howard E. Bateman		Director	April 15, 2004

* Donald P. Baumann		Director	April 15, 2004

* C. Richard Deininger		Director	April 15, 2004

* Timothy C. Dodkin		Director and Executive Vice President	April 15, 2004

* Daniel J. Eigeman		Director	April 15, 2004

* Charles P. Grenier		Director	April 15, 2004

*By:	/s/ LARRY A. VIANO Larry A. Viano Attorney-in-fact

II-2

EXHIBIT INDEX

Exhibit
Number	Exhibit Description

3.1	Restated Articles of Incorporation of the Company (1)
3.2	Amended Bylaws of the Company (2)
5.1	Opinion of Crowley, Haughey, Hanson, Toole & Dietrich, P.L.L.P.
23.1	Consent of PricewaterhouseCoopers LLP(3)
24.1	Power of Attorney (included on signature page to Registration Statement)(3)

(1)	Incorporated herein by reference to the identically numbered exhibit to the Company’s Registration Statement on Form S-1 (File No. 33-87548) which became effective on February 2, 1995.

(2)	Incorporated herein by reference to Exhibit 3.4 to the Company’s Annual Report on Form 10-K, date of report December 29, 1997.

(3)	Previously filed.